UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2026

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

111 Congress Avenue, Suite 500

Austin, Texas 78701

(Address of Principal Executive Office) (Zip Code)

(512) 256-9040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FWDI	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Sales Agreement

As previously disclosed, on September 16, 2025, Forward Industries, Inc. (the “Company”), entered into a Controlled Equity Offering℠ Sales Agreement (the “Prior Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”), relating to the sale of shares of its common stock, par value $0.01 per share, having an aggregate gross sales price of up to $4,000,000,000.

On November 9, 2026, the Company, Cantor and Barclays Capital Inc. (“Barclays” and, together with Cantor, the “Agents” and each, an “Agent”) amended and restated the Prior Sales Agreement (as amended and restated, the “A&R Sales Agreement”) to add Barclays as an additional Agent. Pursuant to the A&R Sales Agreement, from time to time the Company may offer and sell through the Agents, as sales agents, the Shares.

The foregoing description of the A&R Sales Agreements is only a summary and is qualified in its entirety by reference to the full text of the A&R Sales Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 10, 2026, the Company issued a press release providing a mid-quarter update on its SOL treasury strategy, including certain preliminary, unaudited financial and operating information as of and for the period from October 1, 2026 through November 9, 2026, a portion of the Company’s first quarter of fiscal 2027, which began on October 1, 2026 and has not yet been completed. The press release includes, among other things, the Company’s SOL and SOL equivalent holdings, SOL per fully diluted share, net asset value and capitalization as of November 9, 2026, as compared to September 30, 2026, and an update on certain of the Company’s strategic developments. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information included in the press release is based on information available to the Company as of the date thereof, has not been reviewed or audited by the Company’s independent registered public accounting firm, and does not represent a complete or final presentation of the Company’s financial condition or results of operations for the quarter. Information as of September 30, 2026 remains subject to the completion of the audit of the Company’s financial statements for the fiscal year ended September 30, 2026. The Company’s results for the full quarter will depend on, among other things, the Company’s performance and market conditions, including fluctuations in the price of SOL, during the remainder of the quarter, and remain subject to the completion of the Company’s quarter-end financial closing procedures and any adjustments that may result therefrom. Accordingly, the information in the press release should not be viewed as indicative of the Company’s results for the full quarter or any future period, and actual results may differ materially.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Controlled Equity Offering℠ Sales Agreement, dated November 9, 2026, by and among Forward Industries, Inc., Cantor Fitzgerald & Co. and Barclays Capital Inc.
99.1	Press Release of Forward Industries, Inc., dated November 10, 2026 (furnished herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: November 10, 2026	By:	/s/ Michael Pruitt
Name: Michael Pruitt
Title: Interim Chief Executive Officer

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